                            STOCK PURCHASE AGREEMENT

                                     between

                       ROCKWOOD CASUALTY INSURANCE COMPANY
                                    as Seller

                                       and

                         FORT WASHINGTON HOLDINGS, INC.
                                    as Buyer





                          Dated as of December 31, 1996

                            STOCK PURCHASE AGREEMENT
                            ------------------------


     STOCK PURCHASE AGREEMENT, dated as of December 31, 1996, between ROCKWOOD CASUALTY INSURANCE COMPANY, a Pennsylvania stock insurance company ("Seller"), and FORT WASHINGTON HOLDINGS, INC., a Pennsylvania corporation ("Buyer").

                                    RECITALS
                                    --------

     WHEREAS, Seller owns, beneficially and of record, 1,000 shares of common stock, no par value, (the "Premier Common Stock"), of Premier Auto Insurance Company, a Pennsylvania stock insurance company (the "Company"), constituting 100% of all of the issued and outstanding shares of Premier Common Stock; and

     WHEREAS, Seller desire to sell, and Buyer desires to purchase, all of the outstanding capital stock of the Company.

     NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed that:


                                    ARTICLE I

                                   DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     1.1 "Affiliate" shall mean, with respect to a specified person or entity, another person or entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person or entity specified.

     1.2 "Agreement" shall mean this Stock Purchase Agreement, together with the Exhibits and Schedules attached hereto and the Disclosure Schedules, as the same may be amended from time to time in accordance with the terms hereof.

     1.3 "Business Day" shall mean any day except a Saturday, Sunday or any day on which United States chartered banking institutions are required by Law to close.

     1.4 "Buyer" shall mean Fort Washington Holdings, Inc.

     1.5 "Closing" shall mean the closing of the transactions contemplated by this Agreement as provided in Section 2.3.


     1.6 "Closing Date" shall mean December 31, 1996.

     1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     1.8 "Commissioner" shall mean the Pennsylvania Insurance Commissioner, her predecessors and successors.

     1.9 "Company" shall mean Premier Auto Insurance Company, a Pennsylvania stock insurance company.

     1.10 "Contracts" shall mean all agreements, contracts and commitments, written or oral, to which the Company is a party or by which the Company is bound including, without limitation, equipment leases and Software Licenses.

     1.11 "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

     1.12 "Department" shall mean the Pennsylvania Insurance Department.

     1.13 "Disclosure Schedule of Buyer" shall mean the disclosure schedule, dated the date hereof, furnished by Buyer to Seller and containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

     1.14 "Disclosure Schedule of Seller" shall mean the disclosure schedule, dated the date hereof, furnished by Seller to Buyer and containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

     1.15 "Indemnity Claim" shall have the meaning set forth in Section 9.5.

     1.16 "Intellectual Property" shall have the meaning set forth in Section 3.13(a) hereof.

     1.17 "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations, permits, licenses and orders promulgated thereunder.

     1.18 "Lien" shall mean any lien, pledge, charge, security interest, encumbrance, title retention agreement, restriction, advance, claim or option.

     1.19 "Material Adverse Effect" shall mean (a) with respect to the Company, reasonably likely to have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or affairs of the Company, (b) with respect to Seller, reasonably likely to have a material adverse

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effect on the properties, business, results of operations, condition (financial or otherwise) or affairs of Seller, and (c) with respect to Buyer, reasonably likely to have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or affairs of Buyer.

     1.20 "Non-Compete and Non-Solicitation Agreement" shall mean the agreement between Buyer and Seller, Front Royal Insurance Company, Colony Insurance Company, and Hamilton Insurance Company dated as of the Closing Date in the form of Exhibit B.

     1.21 "Pennsylvania Insurance Law" shall mean all of the statutes and regulations of the Commonwealth of Pennsylvania applicable to insurance companies, as in effect on the Closing Date.

     1.22 "Permits" shall mean all licenses, permits and other governmental authorizations, registrations and approvals required to conduct the business of the Company.

     1.23 "Permitted Lien" shall mean any lien described in the Disclosure Schedule of Seller.

     1.24 "Pledge Agreement" shall mean the Pledge Agreement from Buyer to Seller securing the Term Note, substantially in the form of Exhibit A.

     1.25 "Premier Common Stock" shall mean the common stock, no par value, of the Company.

     1.26 "Purchased Stock" shall have the meaning set forth in Section 2.1.

     1.27 "Purchase Price" shall have the meaning set forth in Section 2.2 hereof.

     1.28 "SAP" shall mean statutory accounting practices required, prescribed or permitted by the Commissioner, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

     1.29 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     1.30 "Seller" shall mean Rockwood Casualty Insurance Company.

     1.31 "Software Licenses" shall mean all licenses related to software used by the Company, including, without limitation, those listed in the Disclosure Schedule of Seller.


     1.32 "Subsidiary" of any person or entity shall mean any corporation or other business entity a majority of the voting

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stock (or other beneficial interests) of which, entitled to vote for the election of directors (or their counterparts), is owned by such person or entity or a Subsidiary of such person or entity.

     1.33 "Surplus" shall mean the statutory surplus of the Company determined in accordance with SAP.

     1.34 "Term Note" shall mean the Term Note from Buyer to Seller, substantially in the form of Exhibit C.

     Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include the other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement, (d) the terms "ARTICLE" or "Section" refer to the specified ARTICLE or Section of this Agreement, (e) the phrase "in the ordinary course of business and consistent with past practice" refers to the business, operations, affairs, and practice of the Company consistent with past practices of such business, operations, and affairs, (f) the term "including" and other forms of such term, with respect to any matter or thing, means "including but not limited to" such matter or thing, (g) all reference to "dollars" or "$" refer to currency of the United States of America, and (h) any undefined term in this Agreement shall have the meaning customarily ascribed to it by the casualty insurance industry.


                                   ARTICLE II

                           PURCHASE AND SALE OF STOCK

     2.1 Transfer of Stock. Subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, on the Closing Date, (a) Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Seller, 1,000 shares of Premier Common Stock, constituting 100% of the issued and outstanding shares of Premier Common Stock (the "Purchased Stock"). In full payment for the Purchased Stock, Buyer shall pay the Purchase Price, as provided in Section 2.2.

     2.2 Purchase Price. (a) The consideration for the Purchased Stock (the "Purchase Price") shall be as follows:

          (i) Buyer shall pay a total sum equal to the Surplus of the Company as of December 31, 1996, as follows:

               (1) the sum of One Million Dollars (the "Cash Payment") in cash; and

               (2) the Term Note for the remaining balance.

     2.3 Closing. (a) The Closing will take place at the offices of [Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104], at 10:00 a.m., local time, on the Closing Date.

     (b) At the Closing, Buyer shall deliver or cause to be delivered (i) the Cash Payment by wire transfer of immediately available funds to an account or accounts designated by Seller, (ii) the Term Note, and (iii) the Pledge Agreement.

     (c) At the Closing, Seller shall deliver one or more certificates representing 1,000 shares of Premier Common Stock, constituting 100% of the issued and outstanding shares of Premier Common Stock, accompanied by stock powers duly endorsed in blank, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens;


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     3.1 Organization and Good Standing. (a) Seller is a stock insurance company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     (b) The Company is a stock insurance company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has all requisite corporate power and authority to conduct its business and to own or lease and to operate its properties.

     3.2 Authority, Validity and Enforceability. Seller has full corporate power and authority to execute, deliver and perform its obligations and to consummate the transactions required of it under this Agreement. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seller. No other action or proceeding on the part of Seller is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid, legal and binding obligation of Seller, enforceable in accordance with its terms.

     3.3 No Violation or Breach. The execution, delivery and performance by Seller of this Agreement does not, and the consummation of the transactions contemplated hereby will not

(with or without the giving of notice or the lapse of time or both):

          (a) violate or require any consent or approval under any provision of the certificate of incorporation or bylaws of Seller or the Company; or

          (b) except as set forth on Schedule 3.3 of the Disclosure Schedule of Seller, violate or result in a default of, or require any consent or approval under any judgment, settlement, consent, injunction, decree, order or ruling of any court or governmental authority, to which Seller or the Company is a party or is otherwise subject; or

          (c) result in any Lien upon any properties, assets, business or agreements of Seller or the Company howsoever arising, except for such Liens which would not have a Material Adverse Effect with respect to either Seller or the Company.

          (d) except as set forth in Section 3.9, violate or result in a default of, or require any consent or approval under, or result in the termination of or loss of any right (including any right of acceleration, termination or cancellation) in or with respect to, any Contract, Permit, equipment lease or Software License, except for such violations or breaches which would not have a Material Adverse Effect with respect to either Seller or the Company; or

     3.4 Title to Shares. Upon delivery to Buyer of certificates representing the Premier Common Stock, Buyer will acquire good and valid title to the Premier Common Stock, free and clear of all Liens other than (a) Liens that arise solely as a result of Buyer's actions and (b) restrictions on transferability generally imposed on transfers of securities by federal and state securities laws and state insurance laws.

     3.5 Net Worth. Upon consummation of the transactions contemplated hereby, the "present fair saleable value" of the assets of Seller as of the Closing Date shall be greater than the amount of all "liabilities, contingent or otherwise," of Seller as of the Closing Date, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

     3.6 Licenses and Permits. The Company has all Permits required to engage in the business of writing insurance policies of the type specified on such
Schedule 3.6 except for such Permits, the absence, expiration or invalidity of which, individually or in the aggregate, does not have a Material Adverse Effect with respect to the Company. The Company is duly licensed and qualified to transact those lines of insurance business in those states and jurisdictions listed on such Schedule 3.6. Except as set forth on such Schedule 3.6, all such

Permits are owned by the Company, are in full force and effect and none of the Company or Seller has received any notice of any event, inquiry, investigation or proceeding that could result in a penalty or fine in excess of $25,000.00, singly or in the aggregate, or in the suspension, revocation or limitation on any such Permit, and to the knowledge of Seller, there is no basis for any such fine, penalty, suspension, revocation or limitation. The Company possesses the minimum statutory capital and surplus as required by each such jurisdiction for the type of insurance written by the Company in each jurisdiction set forth on such Schedule 3.6.

     3.7 Capitalization. (a) The authorized capital stock of the Company consists of 1,000 shares of capital stock, no par value, all of which are designated Premier Common Stock. 1,000 shares of Premier Common Stock are issued and outstanding, all of which are owned of record and beneficially by Seller, free and clear of any Liens except for the Lien created pursuant to this Agreement. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) There are no outstanding securities, rights (pre-emptive or other), subscriptions, calls, warrants, options, or other agreements (except for this Agreement) that give any person or entity the right to (i) purchase or otherwise receive or be issued any shares of capital stock of the Company (or any interest therein) or any security convertible into or exchangeable for any shares of capital stock of any of the Company (or any interest therein), (ii) receive any dividend, voting or ownership rights similar to those accruing to a holder of shares of capital stock of the Company, or (iii) participate in the equity, income or election of directors or officers of the Company. Except as set forth in Schedule 3.7 of the Disclosure Schedule of Seller, there are no proxies, voting trusts or other agreements or understandings to which either Seller is a party with respect to the voting of any of the Purchased Stock.

     3.8 Subsidiaries. The Company has no Subsidiaries.

     3.9 Consents. Except as set forth in Schedule 3.9 of the Disclosure Schedule of Seller, no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority, is required to be obtained or made, and no consent of any third party is required to be obtained, by Seller or the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3.10 Litigation. Except as set forth on Schedule 3.10 of the Disclosure Schedule of Seller, there is no action, proceeding, investigation or claim pending or, to the Seller's knowledge, threatened against or affecting the Company or its assets before any court or governmental or regulatory authority

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or body that, if adversely determined, would have a Material Adverse Effect with respect to the Company or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or in connection with the purchase and sale of the Purchased Stock.

     3.11 No Brokers. Other than counsel, Seller and the Company have not employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of any of the transactions contemplated hereby.

     3.12 Compliance with Other Instruments and Laws. Except as set forth on
Schedule 3.12 of the Disclosure Schedule of Seller, the Company is not in violation of any term of its charter or by-laws or any Contract or of any judgment, decree or order and the Company is not in violation of any Law, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties, except for such violation that would not have a Material Adverse Effect with respect to the Company.

     3.13 Assets and Properties. (a) Schedule 3.13(a) of the Disclosure Schedule of Seller contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications and software owned by the Company or its Affiliates and used by the Company in connection with the operation of its business (collectively the "Intellectual Property"). Unless otherwise indicated in such Schedule 3.13(a), the Company owns the entire right, title and interest in and to the Intellectual Property (including, without limitation, the exclusive right to use and license the same), and, to the Seller's knowledge, no person is infringing on the Company's ownership or use of the Intellectual Property.

     (b) Schedule 3.13(b) of the Disclosure Schedule of Seller contains a list of all debentures, notes, stocks, limited partnership interests, other securities, mortgages, and other investment assets owned by the Company as of [September 30], 1996. The Company had good and marketable title to all debentures, notes, stocks, limited partnership interests, other securities, mortgages, and other investment assets (excluding real property) owned by it as of such date, free and clear of all Liens.

     3.14 Bank Accounts. Schedule 3.14 of the Disclosure Schedule of Seller contains (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, (c) a true and complete list of all signatories for each such account and box and (d) a true and complete list of all compensating balances required with respect to each such account.

     3.15 Charter Documents and Bylaws. Seller has heretofore made available to Buyer true and complete copies of the articles of incorporation and bylaws of the Company, as in effect on the date hereof.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     4.2 Authority, Validity and Enforceability. Buyer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions required of it contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer's Board of Directors. No other action or proceeding on the part of the Buyer is necessary to authorize the Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer, and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

     4.3 No Violation or Breach. The execution, delivery and performance of this Agreement by Buyer does not, and the consummation of the transactions required by Buyer contemplated hereby, will not (with or without the giving of notice or lapse of time or both):

          (a) violate or require any consent or approval under, any provision of the certificate of incorporation or bylaws of Buyer;

          (b) except as set forth in Section 4.4 hereof, violate or result in a default of, or require any consent or approval under any agreement, policy, instrument, contract, commitment, license, franchise, permit or trust to which Buyer is a party or is otherwise subject, except for such violations or breaches which would not have a Material Adverse Effect with respect to Buyer; or

          (c) violate or result in a default of, or require any consent or approval under, any judgment, settlement, consent, injunction, decree, order or ruling of any court or governmental authority to which Buyer is a party or otherwise subject.

     4.4 Consents. Except as set forth on Schedule 4.4 of the Disclosure Schedule of Buyer, no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made, and no consent of any third party is required to be obtained, by Buyer, in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     4.5 Purchase for Investment. Buyer is purchasing the Purchased Stock for its own account for investment and not with a view to any distribution thereof within the meaning of the Securities Act. Buyer acknowledges that the offer and sale of the Purchased Stock pursuant hereto are intended to be exempt from the Securities Act pursuant to Section 4(2) thereof, and the Purchased Stock may not be resold or otherwise transferred except pursuant to an effective registration statement or an exemption from registration thereunder, and pursuant to registration or qualification (or exemption therefrom) under applicable state securities laws.

     4.6 Litigation. There is no action, proceeding, investigation or inquiry pending or, to the knowledge of Buyer, threatened against Buyer which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto or in connection with the purchase and sale of the Purchased Stock.

     4.7 No Brokers. Other than counsel, Buyer has not employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.


                                    ARTICLE V

                       CERTAIN MATTERS PENDING THE CLOSING


     5.1 Indebtedness. Without the prior written consent of Buyer, which shall not be unreasonably withheld, the Company shall not:

          (a) create, incur or assume any indebtedness for borrowed money;

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          (b) mortgage, pledge or otherwise encumber or subject to any Lien any of its properties or assets other than Permitted Liens; or

          (c) create or assume any other indebtedness except accounts payable and other liabilities incurred in the ordinary course of business.

     5.2 Issuance of Stock. The Company shall not issue any shares of capital stock of any class or grant any warrants, options or rights to subscribe for any shares of capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of capital stock of any class.

     5.3 Compliance with Law. The Company shall use its commercially reasonable best efforts to comply in all material respects with all applicable Law and with all orders of any court or of any federal, state, municipal or other governmental department.

     5.4 Cooperative; Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law (including, without limitation, the Pennsylvania Insurance Law), to consummate and make effective the transactions contemplated by this Agreement. Each of the parties hereto agrees to make all required regulatory filings promptly after the date hereof and to diligently pursue compliance with Pennsylvania Law.

     5.5 Consents. Seller and Buyer shall diligently pursue obtaining consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     5.6 Publicity. All general notices, releases, statements and communications to employees, suppliers, distributors and customers of the Company and to the general public and the press relating to the transactions covered by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Seller and Buyer.

     5.7 Articles and Bylaws. Seller covenants and agrees that the Company shall not amend its Articles of Incorporation or bylaws, except as may be necessary to comply with the terms of this Agreement, or merge or consolidate with or into any other corporation.

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                                   ARTICLE VI

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent (it being the understanding of the parties that any of such conditions, except as set forth in Sections 6.7 [Regulatory Approvals], may be waived by Buyer):

     6.1 Compliance with Agreement. Seller shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

     6.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Seller and the Company in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents that Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

     6.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.4 Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties have been made on the Closing Date, except as otherwise contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct as of the specified date.

     6.5 Closing Under the Rockwood Casualty Purchase Agreement. The closing shall have occurred under that certain Stock Purchase Agreement (the "Rockwood Casualty Purchase Agreement") among PIC Insurance Group, Inc. and Trirock Limited Partnership, as sellers, and Front Royal, Inc., as buyer, dated as of December 6, 1996, for the acquisition by Front Royal, Inc. of the stock of Seller.

     6.6 Additional Deliveries at Closing. Seller shall have, or shall cause to have, delivered to Buyer (a) certificates representing the Purchased Stock,

accompanied by stock powers
duly endorsed in blank, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens, and (b) the Non-Compete and Non-Solicitation Agreement, duly executed and delivered and dated as of the Closing Date.

     6.7 Regulatory Approvals. All required authorizations, registrations and approvals from federal and state regulatory agencies with jurisdiction over Seller, the Company or Buyer to permit the sale of the Purchased Stock and the other transactions contemplated hereby shall have been obtained and shall remain in full force and effect (without any material term, condition or restriction that is reasonably unacceptable to Buyer).

     6.8 Consents. There shall have been obtained written consent with respect to any contract which requires any third party consent due to the consummation of the transactions contemplated by this Agreement except for such consents the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

     6.9 Resignation of Directors and Officers. Each member of the Board of Directors and each officer of the Company shall have resigned from such positions effective on the Closing Date.

     6.10 Policyholders' Surplus. The Surplus shall be equal to or greater than Three Million Five Hundred Thousand Dollars ($3,500,000) as of December 31, 1996.

     6.11 Books and Records. Seller shall have delivered to Buyer all minute books, stock records and other corporate and financial records of the Company.


                                   ARTICLE VII

                             CONDITIONS PRECEDENT TO
                            THE OBLIGATIONS OF SELLER

     Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent (it being the understanding of the parties that any of such conditions, except as set forth in Sections 7.7 [Regulatory Approvals], may be waived by Seller):

     7.1 Compliance with Agreement. Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.


     7.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and their respective counsel, and Buyer shall have made available to Seller for examination the originals or true and correct copies of all documents that Seller may reasonably request in connection with the transactions contemplated by this Agreement.

     7.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.4 Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except as otherwise contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct as of the specified date.

     7.5 Closing Under Rockwood Casualty Purchase Agreement. The closing shall have occurred under the Rockwood Casualty Purchase Agreement for the acquisition by Front Royal, Inc. of the stock of Seller.

     7.6 Additional Deliveries at Closing. Buyer shall have, or shall cause to have, delivered to Seller (a) the Cash Payment, (b) the following documents, each duly executed and delivered and dated as of the Closing Date: (i) the Term Note; and (ii) the Pledge Agreement, and (c) the certificates or other instruments representing the Pledged Collateral (as defined in the Pledge Agreement) pursuant to terms of the Pledge Agreement.

     7.7 Regulatory Approvals. All required authorizations, registrations and approvals from federal and state regulatory agencies and from any foreign regulatory agencies, in either case with jurisdiction over Seller, the Company or Buyer to permit the sale of the Purchased Stock and the other transactions contemplated hereby shall have been obtained and shall remain in full force and effect (without any material term, condition or restriction that is reasonably unacceptable to Seller).

     7.8 Consents. There shall have been obtained written consent with respect to any contract which requires any third party consent due to the consummation of the transactions contemplated by this Agreement except for such consents the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect with respect to Buyer.

                                  ARTICLE VIII

                   CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS

     8.1 Records. Buyer shall preserve and keep, free of charge, all books, papers and records included in the assets of the Company relating to their respective businesses for periods prior to the Closing Date for a period of not less than five years following the Closing Date; provided, however, prior to the fifth year following the Closing Date, Buyer may destroy such materials if Buyer provides Seller 30 Business Days' prior notice that Buyer intends to destroy any or all of such books, papers and records and Seller shall have the right to review and remove any books, papers and records to be destroyed at Seller's expense. Buyer agrees to permit Seller and its attorneys, accountants, agents and designees access to such books, papers and records from and after the Closing Date for all reasonable purposes. Any such examination shall be at the expense of Seller, shall be performed at the place such books, papers and records are regularly maintained and shall not unreasonably interfere with Buyer's or the Company's normal business activities.

     8.2 Access. Buyer and Seller and each of their authorized agents, officers and representatives shall have reasonable access to the properties, books, records, contracts, information and documents of the Company and each other to conduct such examinations and investigations of its or their business as it deems necessary, provided that such examinations and investigations: (a) shall be germane to rights or obligations arising out of this Agreement, the operations of the Company prior to the Closing Date or to the transactions occurring between the Company and any Affiliates prior to the Closing Date; (b) shall be conducted only in the presence of a designated representative of Buyer or Seller, as appropriate; (c) shall be during normal business hours; (d) shall not unreasonably interfere with operations and activities; and (e) shall be subject to prior approval if the information or documents requested are, in the reasonable opinion of an officer, of a nature that may compromise the competitive position of Buyer or Seller. Buyer and Seller shall cooperate in all reasonable respects with each other's examinations and investigations.

     8.3 Cooperation. Buyer and Seller will cooperate in all respects in connection with the giving of any notices to any governmental authority or self-regulatory organization or securing the permission, approval, determination, consent or waiver of any governmental authority or other party required in connection with the consummation of the transactions contemplated under this Agreement. Buyer promptly will furnish to Seller copies of the Forms A filed with the Pennsylvania Insurance

Department and all correspondence with the Pennsylvania Insurance Department with respect thereto.

     8.4 Confidentiality. Following the Closing, Seller shall keep confidential all information concerning the business, operations, properties, assets and financial affairs of the Company and may disclose such information only upon receipt of prior written consent from Buyer, as required by law, or if such disclosure is required (a) in connection with a Seller's filing of any state or federal income tax returns, (b) in connection with filings made with the Securities and Exchange Commission or any national securities exchange or (c) by order of any judicial or administrative authority, provided, however, Seller shall not be required to keep confidential information that (x) is or becomes generally available to the public other than as a result of disclosure by Seller, (y) is or becomes available to Seller on a nonconfidential basis from a source other than Buyer, or (z) Seller or any of their Affiliates is required to disclose pursuant to applicable law, rule, regulation or subpoena. Buyer acknowledges and agrees that nothing in this Section 8.5 shall be deemed to release it from any of its liabilities or obligations under this Agreement.

     8.5 Use of Name. From and after the Closing Date, neither Seller nor any of its Affiliates shall use the name "Somerset" or any names similar thereto or variants thereof in connection with the casualty insurance business.

     8.6 Non-Solicitation of Employees. Seller hereby agrees that for a period commencing on the Closing Date and ending three years thereafter, neither Seller nor any of its Affiliates shall solicit for employment by Seller or any of its Affiliates any employees of the Company.


                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 Survival of Representations and Warranties. The right to enforce claims for breaches of representations, warranties, covenants and agreements of Seller, on the one hand, and Buyer, on the other hand, contained in this Agreement and the respective obligations of the parties with respect thereto, shall survive the making of this Agreement, any investigations made by or on behalf of the parties hereto and the Closing Date, and shall continue in full force and effect until the expiration of thirty (30) months from the Closing Date (except with respect to Section 3.7 [Capitalization] and the indemnification provided pursuant to Sections 9.2(c) and 9.3(c), to which there shall be no expiration), at which respective times all such representations and warranties and liabilities shall expire and terminate, except for any claims relating to any specific breaches of any representations or warranties which are asserted in writing on or before the applicable termination date. Each of the parties agrees to give notice to the breaching party of any breach of any such representation, warranty, covenant, or agreement, describing such breach in reasonable detail, as soon as practicable after the discovery thereof; provided, however, that the failure to receive such notice shall not relieve the breaching party from any liability in respect to such breach unless and to the extent that the breaching party shall be prevented from curing such breach as a direct result of its failure to receive a timely notice. Any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

     9.2 Indemnification by Seller. After the Closing Date and subject to the limitations set forth below, including without limitation the limitations described in Section 9.4, Seller agrees to and does hereby indemnify and hold Buyer and its Affiliates, officers, directors and employees harmless against any claims, suits, losses, expenses, damages, obligations, liabilities (including costs and reasonable attorneys' fees) (hereinafter referred to collectively as "Losses") which result from or are related to any of the following:

          (a) any breach or failure of Seller to perform any of its covenants or agreements set forth herein;

          (b) the inaccuracy of any representation or warranty made herein by Seller;

          (c) any liabilities of Seller or its Affiliates (other than the Company), except for (i) those liabilities incurred pursuant to this
     Article IX or (ii) liabilities of Seller or its Affiliates which are actually the primary obligation of the Company; or

          (d) any joint liabilty of the Seller and the Company which is actually the primary obligation of the Seller or any liability of the Company solely to the extent it arises from the Company's joining in a consolidated, unitary or combined tax return with the Seller.

     9.3 Indemnification by Buyer. After the Closing Date, and subject to the limitations set forth below, including, without limitation, the limitations described in Section 9.4, Buyer agrees to and does hereby indemnify and hold Seller and its Affiliates, officers, directors and employees harmless against any Losses which result from or are related to any of the following:

          (a) any breach or failure of Buyer to perform any of its covenants or agreements set forth herein;

          (b) the inaccuracy of any representations or warranties made by Buyer herein;

          (c) any liabilities of Buyer or its Affiliates (other than the Company), except for those liabilities of Buyer or its Affiliates incurred pursuant to this Article IX; or

          (d) the conduct of the Company's business after the Closing Date.

     9.4 Limitation of Liability. Buyer shall not have any liability to indemnify Seller in respect of Losses incurred by Seller pursuant to Sections 9.3(a) and (b), and Seller shall not have any liability to indemnify Buyer in respect of Losses incurred by Buyer pursuant to Section 9.2(a), (b) or (d), in either case unless and until the aggregate amount of such Losses exceeds $25,000, in which event the party seeking indemnity may recover the full amount of such Losses, other than the initial $25,000, provided that recovery by Buyer, on the one hand, or Seller, on the other hand, in respect of such Losses shall be limited to $2,300,000. Notwithstanding the foregoing, (i) Buyer may recover all Losses whenever incurred by Buyer pursuant to Section 9.2(c) without regard to the 30-month limitation set forth in Section 9.1 or the $25,000 limit referenced above, and (ii) Seller may recover all Losses whenever incurred pursuant to Section 9.3(c) without regard to the 30-month limitation set forth in Section 9.1 or the $25,000 limit referenced above.

     9.5 Notice of Indemnity Claims. If a party intends to assert a claim for indemnification (an "Indemnified Party") under this Article IX (an "Indemnity Claim"), the Indemnified Party shall promptly provide notice of such Indemnity Claim, to the party from whom indemnification is sought (the "Indemnifying Party") (and in any event within fifteen (15) days after becoming aware of such Indemnity Claim). The failure to receive such notice shall not relieve the Indemnifying Party from any liability in respect of such claim unless and to the extent that the Indemnifying Party shall be prevented from curing such situation as a direct result of its failure to receive timely notice. At the time the Indemnity Claim is made and thereafter, the Indemnified Party shall provide the Indemnifying Party with copies of any materials in its possession describing the facts or containing information providing the basis for the Indemnity Claim. If the Indemnity Claim involves a claim by a third party (a "Third Party Indemnity Claim"), the Indemnifying Party may assume and control at its expense the defense of the claim by the third party, provided that the Indemnifying Party agrees in writing with respect to such Third Party Indemnity Claim that it is obligated hereunder to indemnify and hold the Indemnified Party harmless in accordance with the terms of this Article IX; and provided, further, that the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense. The failure of the Indemnifying Party to assume the defense of any such claim shall not affect any indemnification obligation under this Agreement.

     Neither an Indemnified Party nor an Indemnifying Party shall settle a claim, suit, action or proceeding without the consent of the other party, which shall not unreasonably be withheld. A party shall not be liable under this
Article IX for any such settlement effected without its consent. In the event an Indemnified Party fails to consent to a settlement of a Third Party Claim recommended by the Indemnifying Party, then the amount of indemnification payable with respect to such Third Party Claim shall not exceed the amount of such settlement offer plus all Losses incurred with respect to such claim prior to the date the Indemnified Party rejected the settlement offer.

     9.6 Indemnity Amounts to be Computed on After-Tax Basis. The amount of any indemnification payable under any of the provisions of this Article IX shall be
(a) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 5%) of any such income tax benefit to be realized by the Indemnified Party (or, where Buyer is the Indemnified Party, the Company) by reason of the facts and circumstances giving rise to the indemnification, and (b) increased by the amount of any federal or state income tax required to be paid by the Indemnified Party on the accrual or receipt of the indemnification payment. For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.

     9.7 Arbitration. Any dispute arising between the parties hereto as to any matter covered by this Agreement, including any claim for indemnification pursuant to Section 9.2 or 9.3, shall be submitted to arbitration in the following manner:

          (a) The party desiring to submit such controversy to arbitration shall give to the other party notice in writing, stating with specificity the matter upon which arbitration is sought. The written notice shall also name the arbitrator selected by such party, which arbitrator shall be a present or retired insurance company executive unaffiliated with such party.

          (b) Within ten Business Days following the receipt of such notice, the other party shall give written notice to the party desiring arbitration of the arbitrator selected by it, which second arbitrator shall likewise be a present or retired insurance company executive unaffiliated with such party.

          (c) Upon the appointment of the second arbitrator, the two arbitrators so chosen shall select a third arbitrator, which third arbitrator shall likewise be a present or retired insurance company executive unaffiliated which such party.

          (d) The three arbitrators thus chosen shall give to each of the parties hereto written notice of the time and place of hearing, which hearing shall be held in Somerset County, Pennsylvania not less than ten Business Days, nor more than 20 Business Days, after the selection of the third arbitrator.

          (e) At the time and place (in Somerset County, Pennsylvania) appointed, the three arbitrators shall proceed with the hearing unless for some good cause, of which a majority of the arbitrators shall be the judge, it shall be postponed until some other day within a reasonable time. The parties hereto shall have full opportunity to be heard on any question thus submitted.

          (f) The arbitrators shall be relieved of following judicial formalities and the rules of evidence shall not apply to such hearing. The determination by a majority of the arbitrators shall be made in writing and a copy thereof delivered to each of the parties hereto. The arbitrators shall in every case deliver their decision within 60 days after the hearing, unless the parties shall otherwise agree to extend the time. Unless the arbitrator determines otherwise, all costs and expenses of arbitration and the reasonable legal fees and disbursements of the prevailing party shall be paid by the other party.

          (g) The determination of the arbitrator in any arbitration proceeding hereunder shall bind Buyer and Seller, provided that each received notice of such proceeding and the opportunity to participate therein and shall be final and unappealable.

          (h) Any award, judgment or determination of the arbitrators hereunder may be entered for enforcement in the Court of Common Pleas in Somerset County, Pennsylvania, or in the United States District Court for the Western District of Pennsylvania, and each of the parties hereto consents to venue and the personal jurisdiction of such courts in connection with any such entry and enforcement.

     9.8 Remedies Cumulative. Each indemnified party shall be entitled to the indemnification provided in this Article IX from time to time and shall be entitled to rely upon one or more provisions of this Agreement without waiving its right to rely upon any other provision at the same time or at any other time.

                                    ARTICLE X

                                   TERMINATION

     10.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows:

          (a) by mutual written consent of Buyer and Seller;

          (b) by Buyer or Seller, if the Closing Date shall not have occurred on or before December 31, 1996 (provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Closing Date to occur on or before such date);

          (c) by Buyer or Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the sale of the Purchased Stock and such order, decree, ruling or other action shall have become final and nonappealable.

     10.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 10.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other, other than any provision of this Agreement that specifically sets forth that it is to so survive.

     10.3 Extension; Waiver. At any time prior to the Closing, the parties may
(a) by mutual consent extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, any party that knowingly waives any representation, warranty, agreement or condition with respect to another party under subsection (b) and (c) shall thereafter be barred from seeking indemnification from such other party for such waived breach of any representation, warranty, agreement or condition. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

     11.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

     11.3 Governing Law. This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law rules thereof.

     11.4 Assignment. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other party.

     11.5 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Seller and Buyer will execute, and Buyer shall cause the Company to execute, any additional instruments necessary to consummate the transactions contemplated hereby.

     11.6 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) when delivered if delivered personally or by messenger or by overnight delivery service, or (ii) three days after mailing when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or
(iii) when received if sent by telecopy (provided that a copy is mailed concurrently therewith pursuant to the terms hereof), in all cases addressed to the person for whom it is intended at its address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 11.6:

If to Seller:       Rockwood Casualty Insurance Company
                    c/o  Front Royal, Inc.
                    2200 Gateway Blvd.
                    Suite 205
                    Morrisville, North Carolina 27560
                    Attention:  J. Adam Abram
                                Chief Executive Officer
                                         and
                                Gregg T. Davis
                                Chief Financial Officer
                    Telecopier No.: (919) 469-3557

With a copy to:     Robinson Silverman Pearce
                      Aronsohn & Berman LLP
                    1290 Avenue of the Americas
                    New York, New York 10104
                    Attention:  Kenneth L. Henderson, Esq.
                    Telecopier No.: (212) 541-4630

If Buyer:           Fort Washington Holdings, Inc.
                    502 West Office Center Drive
                    Suite 100
                    Fort Washington, Pennsylvania 19034
                    Attention: Charles M. Lederman
                    Telecopier No.: (610) 941-5012

With a copy to:     Dilworth, Paxson, Kalish & Kauffman LLP
                    3200 Mellon Bank Center
                    1735 Market Street
                    Philadelphia, Pennsylvania 19103-7595
                    Attention:  Lawrence G. McMichael, Esq.
                    Telecopier No.: (215) 575-7200

     11.7 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     11.8 Interpretation. All references in this Agreement to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters.

     11.9 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     11.10 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and Seller, Buyer and the Company assume no liability to any third party because of any reliance on the representations, warranties and agreements of Seller and Buyer contained in this Agreement.

     11.11 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties. The requirements of this
Section 11.11 may not be waived.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                        ROCKWOOD CASUALTY INSURANCE
                                               COMPANY


                                        By:___________________________
                                           Name:
                                           Title:


                                        FORT WASHINGTON HOLDINGS, INC.


                                        By:___________________________
                                           Name:
                                           Title: